UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2008

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2008, Electronics For Imaging, Inc. (the “Company” or “EFI”) entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) with Gilead Sciences, Inc. (“Gilead”), pursuant to which the Company will sell certain real property and improvements and certain other assets to Gilead for a total purchase price of $137,500,000 (the “Purchase Price”). The transaction is subject to various closing conditions.

The Company currently owns approximately thirty-five acres of land and two office buildings located at 301 and 303 Velocity Way, Foster City, California, respectively. The property to be sold pursuant to the Agreement includes approximately thirty acres of land, which is entitled for development, the office building located at 301 Velocity Way consisting of approximately 163,000 square feet and certain other assets related to the property (collectively, the “Property”). The Company will retain ownership of the remaining land and the office building located at 303 Velocity Way consisting of approximately 295,000 square feet on approximately five acres of land, which is the Company’s current headquarters.

Gilead agreed to deposit in escrow, within two business days after the date of the Agreement, $5,000,000 toward the Purchase Price. On or prior to December 12, 2008, Gilead may terminate the Agreement in its sole discretion. If Gilead elects to proceed with the purchase, Gilead will deposit in escrow an additional $5,000,000 on or around December 12, 2008.

Gilead may also terminate the Agreement (i) if EFI breaches the terms of the Agreement and fails to cure such breach prior to closing; and (ii) if, prior to closing of the sale of the Property, there is any condemnation, damage or destruction as a result of fire or other casualty that is reasonably estimated to cost or be valued at more than $5,000,000.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2008.

Item 2.02.	Results of Operations and Financial Condition.

On October 23, 2008, the Company announced preliminary financial results for the fiscal quarter ended September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

In a press release dated October 23, 2008, the Company announced that it has reached the Agreement for the sale of the Property to Gilead. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 23, 2008 – EFI Reports Q3 2008 Results.

99.2	Press Release dated October 23, 2008 – EFI Reaches Agreement to Sell Real Estate Assets.

The information included in Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 23, 2008	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 23, 2008

Exhibit No.	Description

99.1	Press Release dated October 23, 2008 – EFI Reports Q3 2008 Results.

99.2	Press Release dated October 23, 2008 – EFI Reaches Agreement to Sell Real Estate Assets.